UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: April 11, 2019

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 11, 2019, Anadarko Petroleum Corporation (“Anadarko”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chevron Corporation (“Chevron”), Justify Merger Sub 1 Inc., a direct, wholly-owned subsidiary of Chevron (“Merger Subsidiary 1”), and Justify Merger Sub 2 Inc., a direct, wholly-owned subsidiary of Chevron (“Merger Subsidiary 2”).

The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (1) Merger Subsidiary 1 will be merged with and into Anadarko (the “Merger”), with Anadarko surviving and continuing as the surviving corporation in the Merger as a direct, wholly-owned subsidiary of Chevron and (2) immediately after the effective time of the Merger (the “Effective Time”), Anadarko will be merged with and into Merger Subsidiary 2 (together with the Merger, the “Combination”), with Merger Subsidiary 2 surviving as a direct, wholly-owned subsidiary of Chevron.

At the Effective Time, each outstanding share of common stock of Anadarko (subject to limited exceptions, including shares with respect to which dissenters’ rights have been validly exercised in accordance with Delaware law) will be converted into the right to receive $16.25 in cash (without interest), and 0.3869 of a share of common stock of Chevron, plus cash in lieu of any fractional Chevron shares that otherwise would have been issued (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, Anadarko employee stock options, restricted stock units and restricted stock will convert into Chevron equity awards of the same category based on the value of the Merger Consideration at closing, Anadarko performance units will vest at closing and convert into the right to receive an amount in cash equal to $65 multiplied by 200% of the target number of shares covered by such performance units as provided in the resolutions of the Compensation and Benefits Committee of the board of directors of Anadarko (the “Compensation and Benefits Committee”) adopted as of April 11, 2019, and each Anadarko director deferred share will convert into the right to receive the Merger Consideration.

The board of directors of Anadarko has unanimously approved the Merger Agreement and resolved to recommend the adoption of the Merger Agreement by Anadarko stockholders, who will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting.

The completion of the Combination is subject to satisfaction or waiver of certain customary mutual closing conditions, including (1) the receipt of the required approval from Anadarko stockholders, (2) the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, as amended (the “HSR Act”), applicable to the Merger, (3) the absence of any order or law prohibiting consummation of the Combination, (4) the effectiveness of the Registration Statement on Form S-4 to be filed by Chevron pursuant to which the shares of Chevron common stock to be issued in connection with the Merger will be registered with the Securities and Exchange Commission (the “SEC”) and (5) the authorization for listing on the New York Stock Exchange of the shares of Chevron common stock to be issued in connection with the Merger. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement contains customary representations and warranties of Anadarko and Chevron relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Anadarko and Chevron, including a covenant of Anadarko relating to conducting its business in the ordinary course, and covenants of each party to refrain from taking certain actions without the other party’s consent. Anadarko and Chevron also agreed to use their respective best efforts to cause the Merger to be consummated and to obtain expiration or termination of the waiting period under the HSR Act, subject to certain exceptions, including that Chevron is not required to take or authorize any action that would reasonably be expected to have a material adverse effect (after giving effect to any reasonably expected proceeds of any divestiture or sale of assets) on the financial condition, business, assets or continuing results of operations of Anadarko (or, in the case of actions with respect to Chevron’s pre-closing assets, on a company of Anadarko’s size).

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, Anadarko is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to third parties and to engage in negotiations with third parties regarding alternative acquisition proposals, subject to customary exceptions. Subject to certain exceptions, Anadarko is required to call a meeting of its stockholders to vote on a proposal to adopt the Merger Agreement and to recommend that its stockholders adopt the Merger Agreement.

The Merger Agreement contains termination rights for each of Anadarko and Chevron, including, among others, (1) if the consummation of the Merger does not occur on or before January 11, 2020, subject to extension to April 11, 2020 for the sole purpose of obtaining U.S. antitrust clearance and (2) subject to certain conditions, if Anadarko wishes to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Merger Agreement). Upon termination of the Merger Agreement under specified circumstances, including the termination by Chevron in the event of a change of recommendation by the board of directors of Anadarko or by Anadarko to enter into a definitive agreement with respect to a Superior Proposal, Anadarko would be required to pay Chevron a termination fee of $1,000,000,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Anadarko or Chevron. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Anadarko’s public disclosures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2019, the Compensation and Benefits Committee approved:

•

amendments to the Severance Agreement with R.A. Walker, Anadarko’s Chairman and Chief Executive Officer, and the Key Employee Change of Control Agreements with the other Anadarko named executive officers to provide that (1) the bonus for the year of termination under such agreement will be calculated on an annualized basis, and (2) the bonus prong of the severance calculation and the bonus for the year of termination will be determined using the higher of (a) the bonus performance percentage for the fiscal year in which an executive’s termination of employment occurs and (b) the bonus performance percentage for the most recently completed year prior to the employment termination date;

•	an amendment to Mr. Walker’s severance agreement to eliminate the provision that reduces severance based on the number of years remaining until Mr. Walker reaches age 65;

•

arrangements with each of Anadarko’s named executive officers (other than Mr. Gwin) to make them whole for any negative economic impact resulting from the application of Section 4999 of the Internal Revenue Code in connection with the Merger; and

•

payment, immediately prior to the Effective Time (if and as determined by the Compensation and Benefits Committee), to each of Anadarko’s named executive officers of a bonus equal to 200% of the executive’s target bonus for fiscal year 2019.

The Company’s named executive officers are Mr. Walker, Robert G. Gwin, President, Benjamin M. Fink, Executive Vice President, Finance and Chief Financial Officer, Mitchell W. Ingram, Executive Vice President, International, Deepwater and Exploration, Daniel E. Brown, Executive Vice President, U.S. Onshore Operations and Amanda M. McMillian, Executive Vice President and General Counsel. In addition to the foregoing, the fourth paragraph of Item 1.01 is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2019, the board of directors of Anadarko amended and restated Anadarko’s By-Laws (the “By-Laws”) by adding a new Article XII containing a forum selection provision (the “Amendment”). The Amendment provides that, unless Anadarko consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Anadarko, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of Anadarko to Anadarko or to Anadarko’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against Anadarko or any current or former director or officer or other employee of Anadarko arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or Anadarko’s certificate of incorporation or the By-Laws (as either may be amended from time to time), (iv) any action asserting a claim related to or involving Anadarko that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

This summary is qualified in its entirety by reference to the By-Laws, as amended and restated as of April 11, 2019, and filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01.	Other Events.

In light of the pending Merger, Anadarko has indefinitely postponed its 2019 annual meeting of stockholders, which had previously been scheduled for May 14, 2019 and with respect to which Anadarko had previously filed a definitive proxy statement with the SEC on March 29, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 11, 2019, by and among Chevron Corporation, Justify Merger Sub 1 Inc., Justify Merger Sub 2 Inc. and Anadarko Petroleum Corporation.†

3.1	By-Laws of Anadarko Petroleum Corporation, amended and restated as of April 11, 2019.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the potential transaction, Chevron expects to file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) containing a preliminary prospectus of Chevron that also constitutes a preliminary proxy statement of Anadarko. After the registration statement is declared effective Anadarko will mail a definitive proxy statement/prospectus to stockholders of Anadarko. This communication is not a substitute for the proxy statement/prospectus or registration statement or for any other document that Chevron or Anadarko may file with the SEC and send to Anadarko’s stockholders in connection with the potential transaction. INVESTORS AND SECURITY HOLDERS OF CHEVRON AND ANADARKO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by Chevron or Anadarko through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Chevron will be available free of charge on Chevron’s website at http://www.chevron.com/investors and copies of the documents filed with the SEC by Anadarko will be available free of charge on Anadarko’s website at http://investors.anadarko.com.

Chevron and Anadarko and certain of their respective directors, certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the potential transaction under the rules of the SEC. Information about the directors and executive officers of Chevron is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 22, 2019, and its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 15, 2019. Information about the directors and executive officers of Anadarko is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 14, 2019, and its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 29, 2019. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the potential transaction will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Information

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including regarding the proposed transaction. These include the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Anadarko may not adopt the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Anadarko’s common stock or Chevron’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Anadarko or Chevron to retain customers and retain and hire key personnel and maintain relationships with their suppliers, customers and other business relationships and on their operating results and businesses generally, the risk the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Anadarko’s control. Additional factors that could cause results to differ materially from those described above can be found in Anadarko’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K all of which are available on Anadarko’s website at http://investors.anadarko.com/sec-filings and on the SEC’s website at http://www.sec.gov, and in Chevron’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K all of which are available on Chevron’s website at https://www.chevron.com/investors/financial-information#secfilings and on the SEC’s website at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2019

ANADARKO PETROLEUM CORPORATION (Registrant)

By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Executive Vice President and General Counsel